                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          Coulter Pharmaceutical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2.  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4.  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5.  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

--------------------------------------------------------------------------------

     2.  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3.  Filing Party:

--------------------------------------------------------------------------------

     4.  Date Filed:

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

                          COULTER PHARMACEUTICAL, INC.
                        550 CALIFORNIA AVENUE, SUITE 200
                          PALO ALTO, CALIFORNIA 94306
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 1997

TO THE STOCKHOLDERS OF COULTER PHARMACEUTICAL, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Coulter Pharmaceutical, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 30, 1997 at 10:00 a.m. local time at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301 for the following purpose:

     1. To elect directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 7, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ JAMES C. KITCH
                                          James C. Kitch
                                          Secretary

Palo Alto, California
April 30, 1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          COULTER PHARMACEUTICAL, INC.
                        550 CALIFORNIA AVENUE, SUITE 200
                          PALO ALTO, CALIFORNIA 94306
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Coulter Pharmaceutical, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 30, 1997, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 7, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 7, 1997 the Company had outstanding and entitled to vote 10,309,461 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 550 California Avenue, Suite 200, Palo Alto, California 94306, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 31, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are eight (8) nominees for the eight (8) Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight (8) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                   NAME                      AGE         POSITION HELD WITH THE COMPANY
-------------------------------------------  ---   -------------------------------------------
                                                   President, Chief Executive Officer and
Michael F. Bigham..........................  39    Director
Arnold Oronsky, Ph.D.......................  56    Chairman of the Board
Brian G. Atwood............................  44    Director
Joseph R. Coulter, III.....................  37    Director
Donald L. Lucas............................  66    Director
Robert Momsen..............................  50    Director
George J. Sella, Jr........................  68    Director
Sue Van....................................  50    Director

     Michael F. Bigham has served as President, Chief Executive Officer and a director of the Company since July 1996. During June 1996, Mr. Bigham provided consulting services to the Company. Mr. Bigham served as Executive Vice President of Operations from April 1994 to June 1996 and Chief Financial Officer from April 1989 to June 1996 at Gilead Sciences, Inc., a biotechnology company. While at Gilead, he also served as Vice President of Corporate Development from July 1988 to March 1992. Mr. Bigham was Co-head of Healthcare Investment Banking for Hambrecht & Quist LLC, an investment banking firm where he was employed from 1984 to 1988. Mr. Bigham is a member of the Board of Directors of Datron Systems, Inc., a publicly-held electronics company, and three privately-held companies.

     Arnold Oronsky, Ph.D. has served as Chairman of the Board of Directors of the Company since its inception in February 1995. From February 1995 to July 1996, Dr. Oronsky also served as President and Chief Executive Officer of the Company. Since March 1994, Dr. Oronsky has been a general partner at InterWest Partners, a private venture capital firm. Since February, 1997, Dr. Oronsky has been President and Chief Executive Officer at Coulter Cellular Therapies, a private biotechnology company. Since December 1996,

Dr. Oronsky has been Chief Executive Officer at Dynavax, a private biotechnology company. From 1984 to 1994, Dr. Oronsky served as Vice President for Discovery Research at Lederle Laboratories, a pharmaceutical division of American Cyanamid, Inc., where he was responsible for the research of new drugs. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Since 1988, Dr. Oronsky has served as a senior lecturer in the Department of Medicine at John Hopkins Medical School. Dr. Oronsky currently serves as director of one private company.

     Brian Atwood has served as a director of the Company since April 1996. From March to December 1995, Mr. Atwood was a consultant on business development to the Company. Since November 1995, Mr. Atwood has been a Venture Partner of Brentwood Venture Capital, a private venture capital firm, and since June 1995 has served as the acting President and Chief Executive Officer of gene/Networks, Inc., a genomics company. He was a founder and served as President and Chief Executive Officer from December 1993 to May 1995 and Vice President, Operations from July 1988 to November 1993 of Glycomed Incorporated, a company dedicated to the discovery and development of novel drugs based on complex carbohydrates. From January 1986 to June 1987, Mr. Atwood was a Director at Perkin-Elmer/Cetus Instrument Systems, a joint venture formed by Perkin-Elmer Corp. and Cetus Corporation, where he oversaw the development and launch of three biotechnology instrument research systems.

     Joseph R. Coulter, III has served as a director of the Company since December 1996. Mr. Coulter has been employed since 1979 by Coulter Corporation, a research, development and manufacturing company of precision medical devices. Since November 1996, he has been Executive Vice President and since February 1995, he has served as Director of Information Systems. From June 1992 to January 1995, Mr. Coulter served as Director of Operations, and from January 1988 to June 1992, he served as Program Manager for Research and Development. Mr. Coulter currently serves as a director of one private company.

     Donald L. Lucas has served as a director of the Company since April 1996. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private individual. Mr. Lucas currently serves as a board member of Amati Communications Corporation, Cadence Design Systems, Inc., Macromedia, Inc., Oracle Corporation, Racotek, Inc., Transcend Services, Inc. and Tricord Systems, Inc.

     Robert Momsen has served as a director of the Company since its inception in February 1995. Since August 1982, Mr. Momsen has been a General Partner at InterWest Partners, a private venture capital firm. From 1977 to 1981, Mr. Momsen served as General Manager and Chief Financial Officer of Life Instruments Corporation, a medical diagnostic imaging company that he co-founded. Mr. Momsen currently serves as a director of ArthroCare Corp., COR Therapeutics, Inc., Innovasive Devices, Inc., Integ, Inc., Urologix, Inc. and Ventritex, Inc. Mr. Momsen also serves as a director of five private companies.

     George J. Sella, Jr. has served as a director of the Company since December 1996. From January 1983 to his retirement in April 1993, Mr. Sella served as Chief Executive Officer of American Cyanamid Company, a chemical, agricultural and medical products company. From September 1979 to January 1991, Mr. Sella served as President of American Cyanamid. From May 1984 to April 1993, he served as Chairman of the Board of Directors of American Cyanamid. Mr. Sella currently serves as a director of Union Camp Corporation and Bush Boake Allen, Inc. Mr. Sella also serves as a director of two private companies.

     Sue Van has served as a director of the Company since its inception in February 1995. Since November 1996, she has been Executive Vice President of Coulter Corporation, a research, development and manufacturing company of precision medical devices. Since May 1992, Ms. Van has served as the Chief Financial Officer of Coulter Corporation and since January 1984, Ms. Van has served as the Corporate Treasurer of Coulter Corporation. Ms. Van currently serves as a director of one private company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1996 the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee was formed in October 1996 to review the internal accounting procedures of the Company and consult with and review the services provided by the Company's independent auditors. The

Audit Committee is composed of three non-employee directors: Brian Atwood, Donald Lucas and Sue Van. It met once during such fiscal year.

     The Compensation Committee was formed in October 1996 to establish salaries, incentives and other forms of compensation paid to officers and employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock plans. The Compensation Committee is composed of four nonemployee directors: Arnold Oronsky, Donald Lucas, Robert Momsen and Sue Van. It did not meet during such fiscal year, but carried out certain actions by unanimous written consent.

     During the fiscal year ended December 31, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The names of the executive officers of the Company and certain information about them are set forth below:

                   NAME                      AGE                    POSITION
-------------------------------------------  ---   -------------------------------------------
Michael F. Bigham..........................  39    President and Chief Executive Officer
William G. Harris..........................  39    Vice President and Chief Financial Officer
Dan Shochat, Ph.D..........................  56    Vice President, Research and Development

     Michael F. Bigham has served as President, Chief Executive Officer and a director of the Company since July 1996. During June 1996, Mr. Bigham provided consulting services to the Company. Mr. Bigham served as Executive Vice President of Operations from April 1994 to June 1996 and Chief Financial Officer from April 1989 to June 1996 at Gilead Sciences, Inc., a biotechnology company. While at Gilead, he also served as Vice President of Corporate Development from July 1988 to March 1992. Mr. Bigham was Co-head of Healthcare Investment Banking for Hambrecht & Quist LLC, an investment banking firm where he was employed from 1984 to 1988. Mr. Bigham is a member of the Board of Directors of Datron Systems, Inc., a publicly-held electronics company, and three privately-held companies. Mr. Bigham received a B.S. degree in Commerce with distinction from the University of Virginia and an M.B.A. from the Stanford University Graduate School of Business.

     William G. Harris has served as Vice President, Finance and Chief Financial Officer of the Company since July 1996. From July 1992 to July 1996, Mr. Harris served as Director of Finance at Gilead Sciences, Inc., a biotechnology company. While at Gilead, Mr. Harris also served as Controller and Manager of Administration from July 1991 to July 1992, and as Assistant Controller and Manager of Administration from October 1990 to July 1992. From July 1988 to October 1990, he was a Staff Accountant at Ernst & Young, LLP. Mr. Harris received a B.A. degree in Economics from the University of California, San Diego, and an M.B.A. from the University of Santa Clara Leavey School of Business and Administration.

     Dan Shochat, Ph.D. has served as Vice President, Research and Development of the Company since March 1995. From July 1988 to April 1995, Dr. Shochat served as Director of Biotechnology Development at Lederle Laboratories, a pharmaceutical division of American Cyanamid, Inc., where he was responsible for the worldwide program in monoclonal antibodies for the treatment of cancer. He received B.S. and M.S. degrees from Hebrew University in Israel and a Ph.D. in Biochemistry from L.S.U. Medical School in New Orleans. Dr. Shochat is the author of 25 scientific papers on tumor antigens and on antibodies for diagnostic and therapeutic use in cancer.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has approved Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1997 for (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each Named Executive Officer; (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group. Except as otherwise provided below, the address of each person listed is c/o the Company, 550 California Avenue, Suite 200, Palo Alto, California 94306.

                                                                       BENEFICIAL OWNERSHIP (1)
                                                                      ---------------------------
                                                                      NUMBER OF     PERCENTAGE OF
                          BENEFICIAL OWNER                             SHARES           TOTAL
--------------------------------------------------------------------  ---------     -------------
Entities Affiliated with InterWest Partners(2)......................  1,896,339          18.4%
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025
Robert Momsen(2)....................................................  1,896,339          18.4%
Arnold Oronsky, Ph.D.(2)............................................  1,885,020          18.3%
Joseph R. Coulter, III(3)...........................................  1,674,350          16.3%
Coulter Corporation.................................................  1,666,666          16.2%
  Coulter Technology Center
  11800 SW 147th Avenue
  Miami, FL 33196
Michael F. Bigham(4)................................................    439,190           4.3%
Brian G. Atwood(5)..................................................    436,320           4.2%
Donald L. Lucas(6)..................................................    379,295           3.7%
Sue Van(7)..........................................................     34,584              *
Dan Shochat, Ph.D.(8)...............................................     27,951              *
George J. Sella, Jr.................................................          0              *
All executive officers and directors as a group (8 persons)(9)......  4,888,029          47.4%

---------------

 * Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes, based on information furnished by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 10,304,434 shares of Common Stock outstanding as of February 28, 1997.

(2) Includes 1,799,824 shares held by InterWest Partners V, L.P., 11,319 shares held by InterWest Investors V and 85,196 shares held by MedVenture Associates II. Mr. Momsen and Dr. Oronsky, directors of the Company, are general partners of InterWest Management Partners V, L.P. which is the general partner of InterWest Partners V, L.P. InterWest Partners V, L.P. is a limited partner of MedVenture Associates II. Mr. Momsen is a general partner of InterWest Investors V. Mr. Momsen and Dr. Oronsky disclaim beneficial ownership of the shares held by InterWest Partners V, L.P., InterWest Investors V and MedVenture Associates II, except to the extent of their respective pecuniary interest therein.

(3) Includes 1,666,666 shares held by Coulter Corporation. Mr. Coulter is a director, officer and beneficial stockholder of Coulter Corporation. Also includes 3,842 shares held by Mr. Coulter's wife, Susan Sekman Coulter. Mr. Coulter disclaims beneficial ownership of the shares held by Coulter Corporation and Susan Sekman Coulter, except to the extent of his pecuniary interest therein.

(4) Includes 375,000 shares that were issued pursuant to a restricted stock purchase agreement. 341,666 of such shares are subject to repurchase by the Company. Also includes 39,190 shares held by a charitable trust formed by Michael F. Bigham and 25,000 shares held by an irrevocable trust formed for members of Mr. Bigham's family. Mr. Bigham disclaims beneficial ownership of the shares held in each such trust except to the extent of his pecuniary interest therein.

(5) Includes 425,981 shares held by Brentwood Associates VII, L.P. Mr. Atwood, a director of the Company, is a venture partner of Brentwood VII Ventures, L.P., which is the general partner of Brentwood Associates VII, L.P. Mr. Atwood disclaims beneficial ownership of the shares held by Brentwood Associates VII, L.P., except to the extent of his pecuniary interest therein.

(6) Includes 46,587 shares held by the Donald L. Lucas & Lygia S. Lucas Trust, 42,189 shares held by the Richard M. Lucas Foundation, 85,196 shares held by Sand Hill Financial Company, and 205,323 shares held by Teton Capital Company. Donald L. Lucas, a director of the Company, is trustee of the Donald L. Lucas & Lygia S. Lucas Trust, Chairman of the Board of the Richard
    M. Lucas Foundation, a general partner of the Sand Hill Financial Company and the general partner of Teton Capital Company. Mr. Lucas disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(7) Includes 14,871 shares held by the Sue Van Revocable Trust.

(8) Includes 6,076 shares of Common Stock subject to options exercisable within 60 days of February 28, 1997.

(9) Includes 4,881,953 shares held by directors and executive officers of the Company, and entities and persons affiliated therewith. Also includes 6,076 shares of Common Stock subject to options exercisable within 60 days of February 28, 1997. See Notes (2) through (8) above.

                           COMPENSATION OF DIRECTORS

     Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. In December 1996, Mr. Sella was granted options to purchase 20,000 shares of the Company's Common Stock under the 1995 Equity Incentive Plan. Directors are eligible to participate in the 1996 Equity Incentive Plan. See "-- Equity Incentive Plans."

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth the compensation earned by the Company's Chief Executive Officer and the other executive officer who earned in excess of $100,000 during the fiscal year ended December 31, 1996 (collectively, the "Named Executive Officers") and the compensation of the Named Executive Officers during the period from inception (February 16, 1995) to December 31, 1995:

SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                     ANNUAL                                 ------------
                                                  COMPENSATION                               SECURITIES
                                             ----------------------      OTHER ANNUAL        UNDERLYING
   NAME AND PRINCIPAL POSITION               SALARY($)     BONUS($)     COMPENSATION($)      OPTIONS(#)
----------------------------------           ---------     --------     ---------------     ------------
Michael F. Bigham(1)..............  1996      150,000       50,000            57,000(1)              0
  President and Chief Executive     1995           --                             --                --
  Officer
Arnold Oronsky, Ph.D.(2)..........  1996            0            0                 0                 0
  President and Chief Executive...  1995            0            0                 0                 0
  Officer
Dan Shochat, Ph.D.................  1996      160,008        8,750            11,084(3)         41,666
  Vice President, Research and....  1995      138,721       26,250            13,332(3)         58,333
  Development

---------------

(1) Mr. Bigham joined the Company as its President and Chief Executive Officer in July 1996. During June 1996, Mr. Bigham provided consulting services to the Company and received compensation for those services.

(2) Dr. Oronsky, Chairman of the Company's Board of Directors, served as acting President and Chief Executive Officer from February 1995 to June 1996.

(3) Represents reimbursement for moving expenses.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company grants options to its executive officers pursuant to its 1995 Equity Incentive Plan and 1996 Equity Incentive Plan. As of February 28, 1997, options to purchase a total of 811,808 shares were outstanding under the 1995 Equity Incentive Plan and 125,800 shares were outstanding under the 1996 Equity Incentive Plan. The following table sets forth for each of the Named Executive Officers each grant of stock options granted during the fiscal year ended December 31, 1996:

                                                                                               POTENTIAL
                                                                                              REALIZABLE
                                                INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                            ----------------------------------------------------------      ANNUAL RATES OF
                                              PERCENTAGE                                         STOCK
                                               OF TOTAL                                          PRICE
                              NUMBER OF        OPTIONS                                       APPRECIATION
                             SECURITIES        GRANTED                                        FOR OPTION
                             UNDERLYING       IN FISCAL       EXERCISE                          TERM(4)
                               OPTIONS           1996          PRICE        EXPIRATION     -----------------
           NAME             GRANTED(#)(1)        (2)         ($/SH)(3)         DATE        5%($)      10%($)
--------------------------  -------------     ----------     ----------     ----------     ------     ------
Michael F. Bigham.........           --            --             --                --         --         --
Arnold Oronsky, Ph.D......           --            --             --                --         --         --
Dan Shochat, Ph.D.........       25,000           3.7            .75          06/13/06     11,792     29,883
                                 16,666(5)        2.5           2.25          10/31/06     23,585     59,763

---------------

(1) Options granted in 1996 generally vest over four years, with 25% of the option shares becoming fully vested one year from the grant date and 1/48th vesting in each successive month, with full vesting occurring on the fourth anniversary date.

(2) Based on an aggregate of 658,492 options granted to employees and directors of and consultants to the Company in 1996, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors.

(4) The potential realizable value is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option (ten years) and the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(5) Twenty-five percent of these option shares vest annually commencing October 31, 2000, with full vesting October 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on the exercise of stock options during the fiscal year ended December 31, 1996 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1996:

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING                 VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                 SHARES        VALUE         DECEMBER 31, 1996(#)           DECEMBER 31, 1996($)(1)
                              ACQUIRED ON    REALIZED    -----------------------------   -----------------------------
            NAME              EXERCISE(#)       ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------  ------------   ---------   ------------   --------------   ------------   --------------
Michael F. Bigham...........         --             --          --              --              --               --
Arnold Oronsky, Ph.D........         --             --          --              --              --               --
Dan Shochat, Ph.D...........     21,874        157,493       2,431          75,694          28,445          841,872

---------------

(1) Based on the fair market value of $12.00 per share on December 31, 1996, as determined by the Company's Board of Directors minus the exercise price multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     In March 1996, Michael F. Bigham, Chief Executive Officer and President of the Company, purchased 400,000 shares of Common Stock at $0.45, the fair market value of such shares, and purchased the shares by delivering a promissory note in the amount of $180,000. The Company has a right to repurchase these shares in the event Mr. Bigham's employment is terminated. Such repurchase right lapses over a four year period which may be accelerated if Mr. Bigham's employment is involuntarily terminated for a reason other than gross misconduct. If the Company terminates Mr. Bigham's employment for any reason, other than gross misconduct, the Company will continue to pay his salary and provide full benefits for one year after such termination and the Company's stock repurchase rights will continue to expire during such period. In the event of a change in control of the Company, Mr. Bigham will receive severance equal to at least two years salary plus a 30% bonus and full benefits for two years. In addition, all repurchase right expirations will be accelerated in full. In July 1996, the Company entered into an agreement with Mr. Bigham pursuant to which he repaid an outstanding loan to the Company in the amount of $180,000 and obtained from the Company a home loan in the amount of $280,000, which new loan is secured by a second deed of trust on his principal residence. This loan will be forgiven semiannually at the rate of 12.5% per semiannual period so long as Mr. Bigham remains employed by the Company. At February 28, 1997, $245,000 remained outstanding on such loan from the Company. If Mr. Bigham's employment is terminated, interest shall commence and begin to accrue at the prime rate plus two percentage points and will become due and payable within 60 days of his termination. If Mr. Bigham's employment is terminated for other than gross misconduct or death, the principal of such loan shall become due upon the earlier of Mr. Bigham securing other employment or the date 60 days from the date of his termination. In the event of a change in control of the Company, the remaining balance on the home loan will be forgiven.

EQUITY INCENTIVE PLANS

     Equity Incentive Plans. In March 1995, the Company adopted the 1995 Equity Incentive Plan (the "1995 Plan") under which an aggregate of 866,666 shares of Common Stock have been reserved for issuance upon exercise of options granted to employees, directors of and consultants to the Company. As of February 28, 1997, options to purchase an aggregate of 811,808 shares of Common Stock were outstanding under the 1995 Plan. In January 1997, the 1995 Plan was terminated, and no additional options have been granted after such date under the 1995 Plan.

     In December 1996, the Company adopted the 1996 Equity Incentive Plan (the "1996 Plan" and, together with the 1995 Plan, the "Incentive Plans"). A total of 1,400,000 shares of Common Stock have been reserved under the 1996 Plan. As of February 28, 1997, 125,800 options have been granted under the 1996 Plan. The 1996 Plan will terminate in December 2006, unless sooner terminated by the Board of Directors.

     The Incentive Plans provide for the granting to employees (including officers and employee directors) of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), and for the granting of nonstatutory stock options, restricted stock purchase awards, and stock bonuses (collectively, "Stock Awards") to employees, directors of and consultants to the Company. The Company's Board of Directors has delegated administration of the Incentive Plans to the Compensation Committee (the "Committee"). The Committee membership is intended to satisfy the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Code section 162(m), in each case to the extent applicable. The Committee has the authority, subject to the terms of the Incentive Plans, to determine the recipients and types of awards to be granted, the terms of the awards granted, including the exercise price, number of shares subject to the award the exercisability thereof, and the form of consideration payable upon exercise.

     The terms of stock options granted under the Incentive Plans generally may not exceed 10 years. The exercise price of options granted under the Incentive Plans is determined by the Board of Directors, provided that the exercise price for an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of the option grant and the exercise price for a nonstatutory stock option cannot be less than 85% of the fair market value of the Common Stock on the date of option grant. The exercise price of options under the 1995 Plan or incentive stock options under the 1996 Plan granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant and the terms of these options cannot exceed five years. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock option are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. No optionee shall be eligible for option grants under the 1996 Plan covering more than 280,000 shares of Common Stock in any calendar year at such time as Section 162(m) of the Code becomes applicable to the Plan.

     Options granted under the Incentive Plans vest at the rate specified in the option agreement; provided, however, that options granted under the 1995 Plan must vest at least 20% per year. No stock option granted under the Incentive Plans may be transferred by the optionee other than by will or the laws of descent or distribution or, for a nonstatutory option, pursuant to a domestic relations order, provided that an optionee may designate a beneficiary who may exercise the option following the optionee's death, and, provided further, that the Compensation Committee may grant a nonstatutory stock option that is transferable under the 1996 Plan.

     An optionee under the 1995 Plan whose relationship with the Company or any affiliate ceases for any reason (other than by death or disability) may exercise options in the thirty-day period following such cessation (unless such options terminate or expire sooner or later by their terms). An optionee under the 1996 Plan whose relationship with the Company or any affiliate ceases for any reason (other than by death or disability) may exercise options in the three-month period following such cessation (unless such options terminate or expire sooner or later by their terms). Options granted under the Incentive Plans may be exercised for up to twelve months after an Optionee's relationship with the Company and its affiliates ceases due to disability and for up to eighteen months after an Optionee's relationship with the Company and its affiliates ceases due to death (unless such options expire sooner or later by their terms).

     Shares subject to stock options under the 1996 Plan that have expired or otherwise terminated without having been exercised in full become available for the grant of options under the 1996 Plan. Furthermore, the

Board of Directors may offer to exchange new options for existing options under the 1996 Plan, with the shares subject to the existing options again becoming available for grant under the 1996 Plan. The Board of Directors has the authority to reprice outstanding options and to offer optionees the opportunity to replace outstanding options with new options for the same or a different number of shares.

     Restricted stock purchase awards granted under the 1996 Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a service vesting schedule determined by the Board. The purchase price of such awards will be at least 85% of the fair market value of the Common Stock on the date of grant. Stock bonuses may be awarded in consideration for past services without a purchase payment.

     Upon certain changes in control of the Company, all outstanding awards under the Incentive Plans shall be continued, assumed or substituted by the surviving entity. If the surviving entity determines not to continue, assume substitute such awards, then the vesting of such awards shall be accelerated and shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, outstanding, unexercised awards shall be terminated.

     Employee Stock Purchase Plan. In December 1996, the Company's Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 350,000 shares of Common Stock. The Purchase Plan is intended to qualify as an employee Stock Purchase plan within the meaning of
Section 423 of the Code. Under the Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, in periodic offerings following the adoption of the Purchase Plan. The offering period for any offering will be no more than 27 months. The Board has currently authorized an offering period ending December 31, 1998 and additional 24-month offering periods to begin each July 1 and January 1 thereafter.

     Employees are eligible to participate if they are employed by the Company or an affiliate of the Company designated by the Board of Directors, provided that under the currently authorized offerings an employee's customary employment must be for at least 20 hours per week and five months per calendar year. Employees who participate in an offering can have up to 15% of their earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Board of Directors, to the purchase of shares of Common Stock. Under the currently authorized offerings, the purchase dates are each June 30 and December 31. The price of Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering or the relevant purchase date. Employees may end their participation in an offering at any time during the offering, and participation ends automatically on termination of employment with the Company or, under the currently authorized offerings, when the employee elects to enroll in another offering.

     In the event of certain changes of control, the Board of Directors has discretion to provide that each right to purchase Common Stock may be assumed or an equivalent right substituted by the successor corporation, or the Board may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to the change in control. The Board has the authority to amend or terminate the Purchase Plan, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

     401(k) Plan. As of October 31, 1996, the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering the Company's employees. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the lesser of 20% of their annual compensation or the statutorily prescribed annual limit ($9,500 in 1997) and have the amount of such reduction contributed to the 401(k) Plan. Although the Company does not currently match contributions by employees, the 401(k) Plan allows for matching contributions to be made by the Company in an amount determined by the Company. The trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan in designated investment options. The 401(k) Plan is intended to qualify under Section 401 of the Code, so that contributions to the 401(k) Plan, and income earned on the 401(k) Plan contributions, are not taxable until withdrawn, and so that the contributions by the Company will be deductible when made.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Committee") consisted at the end of 1996 of Arnold Oronsky, Donald Lucas, Robert Momsen and Sue Van. The Committee is responsible for recommending and administering the Company's policies governing employee compensation and for administering the Company's employee benefit plans, including its stock plans. The Committee evaluates the performance of management, recommends compensation policies and levels, and makes recommendations concerning salaries and incentive compensation. The full Board of Directors reviews the Committee's recommendations regarding the compensation of the executive officers of the Company.

     The Company's executive compensation program is designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder value. The key elements of the program are competitive pay and equity incentives, with an emphasis on equity incentives. Annual compensation for the Company's executive officers consists of base salary, bonuses and stock option grants.

     The Committee makes compensation determinations based upon a subjective assessment of a variety of factors, both personal and corporate, in evaluating the performance of the Company's executive officers and making compensation decisions. These factors include, in order of importance, the progress of the Company toward its long term objectives, the individual contributions of each officer to the Company, and the compensation paid by selected biotechnology companies to individuals in comparable positions. The Committee's weighing of these factors in determining the compensation of an individual executive officer may vary, and the Committee does not apply specific guidelines.

     At this point in the Company's evolution, the measures the Committee looks to in evaluating the Company's progress are the timing and results of the Company's clinical trials of its initial product, success in the preclinical and clinical development of additional products, the effectiveness with which management identifies and secures strategic opportunities to fully exploit its current intellectual property assets and to obtain access to additional such assets, the ability of management to secure financing for the Company's operations, the efficient utilization of corporate resources, and the hiring and retention of subordinate officers and other key employees best capable of accomplishing the foregoing.

     The factors which are used by the Committee in evaluating the compensation of the Chief Executive Officer are no different from those which are used to evaluate the compensation of other executives.

     During 1996, the Board provided stock options to the executive officers of the Company pursuant to the 1995 Equity Incentive Plan. The exercise price of the option grants were equal to the fair market value of the Company's Common Stock on the date of grant. The executive officers received stock options for a total of 124,998 shares during 1996.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performanced-based compensation" within the meaning of the Code. The Board of Directors has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as performanced-based compensation.

                                          Arnold Oronsky
                                          Donald L. Lucas
                                          Robert Momsen
                                          Sue Van

---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1993 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the formation of the Compensation Committee in October 1996, the Board of Directors made all determinations with respect to executive officer compensation. Of the current and former directors who participated in deliberations concerning executive officer compensation, either prior to the formation of the Compensation Committee or in their capacity as a member of the Compensation Committee, Dr. Oronsky served as acting President and Chief Executive Officer of the Company from February 1995 to June 1996, Ms. Bobbie Wallace served as Vice President, Operations of the Company from February 1995 to March 1997 and Mr. Bigham has served as President and Chief Executive Officer of the Company since July 1996. Each of the Company's directors, except for Mr. Sella, has purchased securities of the Company individually or through an affiliated entity. See "Certain Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

PERFORMANCE MEASUREMENT COMPARISON(1)

     As of December 31, 1996, the Company was not a "reporting company" pursuant to the Exchange Act. As permitted by rules promulgated by the Commission, the Company is not required to present a Performance Measurement Comparison for fiscal year 1996.

---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1993 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

                              CERTAIN TRANSACTIONS

     Coulter Corporation has supplied B-1 Antibody and certain services at its cost to support the Company's ongoing development of the B-1 Therapy. The need for such services is declining, and the Company believes that this arrangement will be ended during 1997. In addition, the Company has agreed to reimburse Coulter Corporation for royalties (payable upon sales of the B-1 Therapy, if any) due to a third party for certain intellectual property rights sublicensed to the Company. Coulter Corporation has the right to convert the initial reimbursements of royalties, up to a maximum of $4,500,000, into Common Stock of the Company at the fair market value thereof at the time such reimbursements are due. Joseph Coulter, III and Sue Van, directors of the Company, are executive officers of Coulter Corporation and Mr. Coulter is a director of and beneficial stockholder of Coulter Corporation.

     In April 1996, the Company issued 9,964,607 shares of its Series C Preferred Stock (the "Series C Stock") and warrants to purchase 498,705 shares of its Common Stock (after giving effect to the one-for-three reverse stock split), at an exercise price of $9.00 per share (the "Warrants") for aggregate consideration of $22,420,366 in cash, including: (i) 888,889 shares of Series C Stock and Warrants to purchase 44,488 shares of Common Stock to InterWest and certain parties related thereto, (ii) 1,122,222 shares of Series C Stock and Warrants to purchase 56,167 shares of Common Stock to Brentwood Associates VII, L.P. ("Brentwood") and certain parties related thereto, (iii) 948,884 shares of Series C Stock and Warrants to purchase 47,490 shares of Common Stock to certain entities affiliated with Donald L. Lucas, a director of the Company, (iv) 102,222 shares of Series C Stock and Warrants to purchase 5,116 shares of Common Stock to a charitable trust formed by Michael F. Bigham, Chief Executive Officer, President and a director of the Company, (v) 100,000 shares of Series C Stock and Warrants to purchase 5,005 shares of Common Stock to Sue Van, a director of the Company, (vi) 11,111 shares of Series C Stock and Warrants to purchase 566 shares of Common Stock to Brian Atwood, a director of the Company and (vii) 11,111 shares of Series C Stock and Warrants to purchase 1,668 shares of Common Stock to Joseph R. Coulter, III, a director of the Company.

     Each share of Preferred Stock automatically converted into one-third of a share of Common Stock upon the completion of the Company's initial public offering.

     In August 1995 and February 1996, in connection with consulting services provided to the Company, the Company granted Mr. Atwood, a director of the Company, options to purchase 2,059 and 4,021 shares of Common Stock, respectively, at an exercise price of $.30 per share. Such options were immediately exercisable and fully vested. Mr. Atwood received compensation of $94,863 for such consulting services.

     During June 1996, Michael F. Bigham, Chief Executive Officer and President of the Company, provided consulting services to the Company for which he was paid $57,000. See "Employment Agreements" for a description of certain other transactions between Mr. Bigham and the Company.

     In June 1996 and October 1996, the Company granted Mr. Harris, Vice President and Chief Financial Officer of the Company, options to purchase 58,333 shares of Common Stock at $0.75 per share and 8,333 shares of Common Stock at $2.25 per share, respectively. Such options vest over a four-year period. In October, the Company also granted Mr. Harris an option to purchase 16,666 shares of Common Stock at $2.25 per share which will begin vesting in October 2000.

     As permitted by the Delaware General Corporation Law (the "Delaware Law"), the Company's Certificate director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the directors' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derives any improper personal benefit. In addition, the Company's Bylaws provide that the Company shall indemnify any director and may indemnify any officer, to the fullest extent permitted by the Delaware Law, who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Company.

     The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has indemnified each of them against expenses and losses incurred for claims brought against them by reason of their being a director or executive officer of the Company. In addition, the Company intends to purchase directors' and officers' liability insurance. There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

                         COMPLIANCE WITH THE REPORTING
                         REQUIREMENTS OF SECTION 16(A)

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (the "10% Owners"), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and ten percent owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they filed during the previous fiscal year.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                 OTHER MATTERS

     The Board of Directors knows of no other matter that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ JAMES C. KITCH
                                          James C. Kitch
                                          Secretary

April 30, 1997

PROXY

                          COULTER PHARMACEUTICAL, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 1997

        The undersigned hereby appoints Michael F. Bigham and William G. Harris, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Coulter Pharmaceutical, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Coulter Pharmaceutical, Inc. to be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301 on Friday, May 30, 1997, at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                           (Continued on other side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                             Please mark     [X]
                                                             your votes as
                                                             indicated in
                                                             this example.



                                                         FOR                                  WITHHOLD
MANAGEMENT RECOMMENDS A VOTE FOR THE           all nominees listed below                      AUTHORITY
NOMINEES FOR DIRECTOR LISTED BELOW.            (except as marked to the              to vote for all nominees
                                                   contrary below).                          listed below.

PROPOSAL 1: To elect eight (8) directors to              [  ]                                    [  ]
hold office until the next Annual Meeting
of Stockholders and until their successors
are elected.

NOMINEES: Michael F. Bigham, Arnold Oronsky, Brian G. Atwood, Joseph R.
          Coulter III, Donald L. Lucas, Robert Momsen, George J. Sella, Jr. and Sue Van

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW

--------------------------------------------------------------------------------


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

                                                        FOR    AGAINST   ABSTAIN
PROPOSAL 2: To ratify selection of Ernst & Young LLP    [ ]      [ ]       [ ]
as independent auditors of the Company for its fiscal year ending December 31, 1997.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


SIGNATURE(S)____________________________________________ DATED _________, 1997

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE